Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT
This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of May 7, 2020 (this “Amendment”), amends the Credit Agreement, dated as of December 12, 2016, as amended by the First Amendment to Credit Agreement, dated as of September 13, 2018 (as further amended, restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Credit Agreement” and, as amended hereby, the “Amended Credit Agreement”; capitalized terms used herein without definition shall have the meanings assigned to such terms in the Amended Credit Agreement), among BLUE BIRD CORPORATION, a Delaware corporation (“Holdings”), BLUE BIRD BODY COMPANY, a Georgia corporation (the “Borrower”), SCHOOL BUS HOLDINGS INC., a Delaware corporation, PEACH COUNTY HOLDINGS, INC., a Delaware corporation, and BLUE BIRD GLOBAL CORPORATION, a Delaware corporation, each as Intermediate Parents, the several banks and other financial institutions from time to time party thereto (the “Lenders”), and BANK OF MONTREAL, as an Issuing Bank, the Swingline Lender and the Administrative Agent for the Lenders thereunder (in such capacities, respectively, the “Administrative Agent”), and Fifth Third Bank and Branch Banking and Trust Company, each as an Issuing Bank.
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested a Revolving Commitment Increase pursuant to Section 2.20(a) of the Credit Agreement in an aggregate principal amount of $41,896,583.60 (the “Incremental Revolving Commitments”), and certain other amendments to the Credit Agreement, in each case subject to the terms and conditions set forth herein and in the Amended Credit Agreement;

WHEREAS, the proceeds of the Incremental Revolving Commitments will be used by the Borrower for working capital, to fund general corporate purposes not prohibited by the Loan Documents, and to pay transaction costs, fees and expenses related thereto and in connection with this Amendment; and

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent are willing to agree to this Amendment on the terms set forth herein.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

Section 1.[Reserved].

Section 2.Incremental Revolving Commitments.

(a)Each Revolving Lender party hereto (each, an “Incremental Revolving Lender”) hereby agrees, severally and not jointly, on the terms set forth herein and in the Amended Credit Agreement and subject to the conditions set forth herein, to increase its Revolving Commitment in the aggregate principal amount set forth opposite such Revolving Lender’s name in Exhibit A hereto under the heading “Incremental Revolving Commitment”. The aggregate Revolving Commitments after giving effect to the Incremental Revolving Commitments shall be $141,896,583.60.

(b)Except as expressly provided herein, the terms and provisions of the Revolving Commitments (as increased by the Incremental Revolving Commitments) and the Revolving Loans and other extensions of credit made pursuant thereto (if any) under the Amended Credit Agreement shall be identical to the terms and provisions of, and shall be deemed to be part of the same tranche of revolving commitments as, the existing Revolving Commitments and the Revolving Loans and other extensions of credit made pursuant thereto (if any), and any other related terms will have correlative meanings mutatis mutandis with the terms in the Amended Credit Agreement.

Exhibit 10.1

Notwithstanding anything to the contrary in any Loan Document, any calculation of whether or not the Borrower is in compliance on a Pro Forma Basis with the Financial Performance Covenant, and any certificate demonstrating compliance therewith, shall only assume or deem the Incremental Revolving Commitment to be drawn to the extent actually drawn on the Second Amendment Effective Date.

(c)This Amendment shall constitute a notice to the Administrative Agent and each Lender for purposes of Section 2.20(a), effective on the Second Amendment Effective Date. Section 2.20(d) of the Amended Credit Agreement shall apply with respect to the Incremental Revolving Commitments and the Revolving Lenders under the Amended Credit Agreement as if set forth in full herein and modified mutatis mutandis.

Section 3.Amendments to Credit Agreement.

Effective as of the Second Amendment Effective Date (as hereinafter defined), the parties hereby agree to amend the Credit Agreement as follows:

(a)Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in proper alphabetical order:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Eurodollar Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than 0.75%, the Benchmark Replacement will be deemed to be 0.75% for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the Eurodollar Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurodollar Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurodollar Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of

Exhibit 10.1

administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the Eurodollar Rate:

(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Eurodollar Rate permanently or indefinitely ceases to provide the Eurodollar Rate; or

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Eurodollar Rate:

(a)    a public statement or publication of information by or on behalf of the administrator of the Eurodollar Rate announcing that such administrator has ceased or will cease to provide the Eurodollar Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurodollar Rate;

(b)    a public statement or publication of information by the regulatory supervisor for the administrator of the Eurodollar Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Eurodollar Rate, a resolution authority with jurisdiction over the administrator for the Eurodollar Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Eurodollar Rate, which states that the administrator of the Eurodollar Rate has ceased or will cease to provide the Eurodollar Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurodollar Rate; or

(c)    a public statement or publication of information by the regulatory supervisor for the administrator of the Eurodollar Rate announcing that the Eurodollar Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, in the case of this clause (b) only, in consultation with the Borrower, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Eurodollar Rate and solely to the extent that the Eurodollar Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Eurodollar Rate for all purposes hereunder in accordance with Section 2.23 and (y) ending at the time that a Benchmark Replacement has replaced the Eurodollar Rate for all purposes hereunder pursuant to Section 2.23.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

Exhibit 10.1

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning given to such term in Section 9.19.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Early Opt-in Election” means the occurrence of: (a) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.23, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Eurodollar Rate, and (b) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders, in each case, with the written consent of the Borrower (such consent not to be unreasonably withheld or delayed), to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning given to such term in Section 9.19.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Second Amendment” means the Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto, the Issuing Banks party thereto and the Administrative Agent.

“Second Amendment Effective Date” means May 7, 2020.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Supported QFC” has the meaning given to such term in Section 9.19.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

Exhibit 10.1

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Special Resolution Regime” has the meaning given to such term in Section 9.19.

(b)Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety.

“Adjusted Eurodollar Rate” means, with respect to any Eurodollar Borrowing denominated in dollars for any Interest Period, an interest rate per annum equal to (i) the Eurodollar Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate. Notwithstanding anything to the contrary herein, the Adjusted Eurodollar Rate shall not, in any event, be less than 0.75%.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00% per annum, (c) the Adjusted Eurodollar Rate in effect on such day for a one-month Interest Period commencing on the second Business Day after such day plus 1.00%, and (d) 1.75%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the NYFRB Rate or the Adjusted Eurodollar Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Eurodollar Rate shall be effective on the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Eurodollar Rate, respectively.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Incremental Cap” means (a) $75,000,000 minus (b) the aggregate principal amount of any Revolving Commitment Increase pursuant to the Second Amendment.

Exhibit 10.1

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to an Assignment and Assumption. The initial amount of each Lender’s Revolving Commitment as of the Second Amendment Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as the case may be. The initial aggregate amount of the Lenders’ Revolving Commitments on the Closing Date was $75,000,000. The aggregate amount of the Lenders’ Revolving Commitments as of the First Amendment Effective Date after giving effect to the Supplemental Revolving Commitments was $100,000,000. The aggregate amount of the Lenders’ Revolving Commitments as of the Second Amendment Effective Date after giving effect to the Revolving Commitment Increase provided for in the Second Amendment is $141,896,583.60.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(c)Article I of the Credit Agreement is hereby amended by adding a new Section 1.09 at the end thereof as follows:

“SECTION 1.09    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under the Delaware Limited Liability Company Act (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person that is a limited liability company becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.”

(d)Section 2.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 2.14    Alternate Rate of Interest. If at least two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period; or
(ii)    the Administrative Agent is advised by the Required Lenders that the Adjusted Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; and, in each case, the provisions of Section 2.23 do not apply, the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances

Exhibit 10.1

giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, then such Borrowing shall be made as an ABR Borrowing; provided, however, that, in each case, the Borrower may revoke any Borrowing Request that is pending when such notice is received.
(e)Section 2.23 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 2.23    Effect of Benchmark Transition Event.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the Eurodollar Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders of each Type. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders of each Type have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the Eurodollar Rate with a Benchmark Replacement pursuant to this Section 2.23 will occur prior to the applicable Benchmark Transition Start Date.
(b)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent, in consultation with the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.23, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.23.
(d)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period, the component of the Alternative Base Rate based upon the Eurodollar Rate will not be used in any determination of the Alternate Base Rate.”
(f)Section 6.03 of the Credit Agreement is hereby amended by adding a new clause (e) at the end thereof as follows:

Exhibit 10.1

“(e)    Notwithstanding anything herein or any other Loan Document to the contrary, no Loan Party that is a limited liability company may divide itself into two or more limited liability companies (pursuant to a “plan of division” as contemplated under the Delaware Limited Liability Company Act or otherwise) without the prior written consent of the Administrative Agent, and in the event that any Loan Party that is a limited liability company divides itself into two or more limited liability companies (with or without the prior consent of the Administrative Agent as required above), any limited liability companies formed as a result of such division (including all series thereof) shall be required to comply with the obligations set forth in this Agreement and the other Loan Documents and the further assurances obligations included in any Loan Document (including Sections 5.11 and 5.12 above) and become a Borrower or Guarantor (as required by Administrative Agent).”
(g)Section 9.18 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 9.18    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
(h)Article IX of the Credit Agreement is hereby amended by adding a new Section 9.19 at the end thereof as follows:

“SECTION 9.19    Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument (including any hedge agreement) that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regime”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States) that in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support)

Exhibit 10.1

from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”
(i)Schedule 2.01 to the Credit Agreement is hereby amended and restated as of the Second Amendment Effective Date in its entirety as set forth on Exhibit A attached hereto.

Section 4.Conditions to Effectiveness of Amendment. Section 3 of this Amendment shall become effective as of the date (the “Second Amendment Effective Date”) on which the following conditions have been satisfied or waived:

(a)The Administrative Agent (or its counsel) shall have received (i) a duly executed and completed counterpart hereof that bears the signature of the Borrower and each other Loan Party, (ii) a duly executed and completed counterpart hereof that bears the signature of the Administrative Agent and (iii) a duly executed and completed counterpart hereof that bears the signature of each of the Lenders party hereto (comprising the Required Lenders) and each Incremental Revolving Lender;

(b)The Administrative Agent shall have received an Acknowledgment and Confirmation in the form of Annex I hereto from an authorized officer of each Loan Party;

(c)The Administrative Agent shall have received (i) reimbursement of reasonable and documented out of pocket expenses (to the extent invoiced no later than three Business Days prior to the Second Amendment Effective Date) in connection with this Amendment and the other transactions contemplated hereby in accordance with Section 9.03 of the Credit Agreement, (ii) on behalf of itself, BMO Capital Markets Corp., as lead arranger, and each Lender consenting to this Amendment, the fees owed to it, BMO Capital Markets Corp. and/or such Lender pursuant to that certain mandate letter, dated as of March 31, 2020, between the Borrower and BMO Capital Markets Corp. and (iii) on behalf of each Lender, all accrued interest on outstanding Loans on the Second Amendment Effective Date and, if such Lender is a Revolving Lender, all commitment fees and participation fees payable under Section 2.12 of the Credit Agreement, whether or not any such amounts are then due and payable;

(d)The Administrative Agent shall have received a certificate of each Loan Party, dated as of the Second Amendment Effective Date, in form and substance reasonably acceptable to the Administrative Agent, executed by any Responsible Officer of such Loan Party, and including or attaching a copy of (i) each Organizational Document of each Loan Party, certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing this Amendment, (iii) resolutions of the Board of Directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of this Amendment and the Loan Documents to which it is a party, in each case, certified as of the Second Amendment Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation, as applicable;

Exhibit 10.1

(e)The Administrative Agent shall have received a certificate of the chief financial officer or treasurer (or other comparable officer) of Holdings certifying the solvency, after giving effect to this Amendment, of Holdings and its Subsidiaries on a consolidated basis in substantially the form of Exhibit E to the Amended Credit Agreement;

(f)The Administrative Agent shall have received the executed legal opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Second Amendment Effective Date) of (i) Weil Gotshal & Manges LLP, New York counsel to the Loan Parties, and (ii) Smith, Gambrell & Russell, LLP, Georgia counsel to the Loan Parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent;

(g)The Administrative Agent shall have received at least two (2) Business Days prior to the Second Amendment Effective Date all documentation and other information about the Loan Parties as shall have been reasonably requested in writing at least five (5) Business Days prior to the Second Amendment Effective Date by the Administrative Agent required by regulatory authorities under applicable Anti-Money Laundering Laws, including the USA PATRIOT Act and other “know your customer” rules and regulations; and

(h)(i) Section 2.20(a)(A) shall be satisfied with respect to the Incremental Revolving Commitment, (ii) the Borrower shall be in compliance on a Pro Forma Basis (both before and after giving effect to the Incremental Revolving Commitment and any actual drawings thereunder on the Second Amendment Effective Date) with the Financial Performance Covenant as of the last day of the most recently ended Test Period (with any proceeds of the Incremental Revolving Commitment and any Cure Amounts to be excluded for purposes of the cash component of the Total Net Leverage Ratio) and (iii) the Borrower shall have delivered a certificate of a Financial Officer to the effect set forth in clauses (i) and (ii) above, together with reasonably detailed calculations demonstrating compliance with clause (ii) above.

Section 5.Representations and Warranties. Each Loan Party party hereto represents and warrants to each of the Lenders and the Administrative Agent that as of the Second Amendment Effective Date:

(a)Such Loan Party is duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization, has all corporate or other organizational power and authority to carry on its business and to execute, deliver and perform its obligations under this Amendment and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

(b)This Amendment has been duly authorized by all necessary corporate or other organizational action and, if required, action by the holders of such Loan Party’s Equity Interests. This Amendment has been duly executed and delivered by each such Loan Party and constitutes, and the Amended Credit Agreement constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and implied covenants of good faith and fair dealing.

(c)The execution, delivery and performance of this Amendment by such Loan Party, the Loans provided for hereunder and the use of the proceeds thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except (x) such as have been obtained or made and are in full force and effect except filings necessary to perfect Liens created under the Loan Documents or (y) for consents, approvals, registrations, filings or other actions the failure to make or obtain would not reasonably be expected to be adverse in any material respect to the rights of the Administrative Agent or the lenders, (b) will not violate (i) the Organizational Documents of, or (ii) any Requirements of Law applicable to, Holdings, any Intermediate Parent, the Borrower or any Restricted

Exhibit 10.1

Subsidiary, (c) will not violate or result in a default under any indenture or other material agreement or instrument binding upon Holdings, the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder except (in the case of each of clauses (b)(ii) and (c) to the extent that such violation, individually or in the aggregate, would not as would not reasonably be expected to have a Material Adverse Effect and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents or constituting Permitted Encumbrances.

Section 6.Effect of Amendment.

(a)Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders and Administrative Agent under the Credit Agreement or the other Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or the other Loan Documents or any other provision of the Credit Agreement or of any other Loan Document, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

(b)    On and after the Second Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Amended Credit Agreement.

(c)This Amendment and the Acknowledgment and Confirmation shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

Section 7.General.

(a)GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b)Incorporation by Reference. The parties hereto acknowledge and agree that Sections 9.03, 9.05, 9.09, 9.10, 9.12 and 9.18 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

(c)Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by email or facsimile transmission (or other electronic transmission) shall be effective as delivery of a manually executed counterpart hereof.

(d)Entire Agreement. This Amendment, the Amended Credit Agreement and the other Loan Documents embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

Exhibit 10.1

(e)Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(a)Headings. The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
(b)

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Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

BORROWER:	BLUE BIRD BODY COMPANY

By:

Name:

Title:

HOLDINGS:	BLUE BIRD CORPORATION

By:

Name:

Title:

GUARANTORS:	BLUE BIRD GLOBAL CORPORATION

By:

Name:

Title:

PEACH COUNTY HOLDINGS, INC.

By:

Name:

Title:

SCHOOL BUS HOLDINGS INC.

By:

Name:

Title:

BANK OF MONTREAL, as Administrative Agent, Swingline Lender, Issuing Bank, and a Lender

By:

Name:

Title:

Exhibit 10.1

REGIONS BANK, as a Lender

By:

Name:

Title:

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as an Issuing Bank and as a Lender

By:

Name:

Title:

JPMORGAN CHASE BANK, N.A., as a Lender

By:

Name:

Title:

BANK OF AMERICA, N.A., as a Lender

By:

Name:

Title:

SANTANDER BANK, N.A., as a Lender

By:

Name:

Title:

TRUIST BANK (F/K/A BRANCH BANKING AND TRUST COMPANY), as a Lender

By:

Name:

Title:

Exhibit 10.1

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:

Name:

Title:

SYNOVUS BANK, as a Lender

By:

Name:

Title:

CIBC BANK USA, as a Lender

By:

Name:

Title:

RENASANT BANK, as a Lender

By:

Name:

Title:

Exhibit 10.1

ACKNOWLEDGMENT AND CONFIRMATION
Reference is made to (i) the Second Amendment to Credit Agreement, dated as of the date hereof (the “Amendment”), which amends the Credit Agreement, dated as of December 12, 2016, as amended by the First Amendment to Credit Agreement, dated as of September 13, 2018 (as further amended, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among BLUE BIRD CORPORATION, a Delaware corporation (“Holdings”), BLUE BIRD BODY COMPANY, a Georgia corporation (the “Borrower”), SCHOOL BUS HOLDINGS INC., a Delaware corporation, PEACH COUNTY HOLDINGS, INC., a Delaware corporation, BLUE BIRD GLOBAL CORPORATION, Delaware corporation, as Intermediate Parents, the several banks and other financial institutions from time to time party thereunder (the “Lenders”), and BANK OF MONTREAL, as Issuing Bank, the Swingline Lender and the Administrative Agent for the Lenders thereunder (in such capacities, the “Administrative Agent”) and (ii) the Collateral Agreement, dated as of December 12, 2016 (as amended, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Collateral Agreement”), among Holdings, the Borrower and the other Grantors (as defined therein) from time to time party thereto, in favor of the Administrative Agent, for the benefit of the Secured Parties. Capitalized terms used herein but not defined have the meanings assigned to such terms in the below-defined Amended Credit Agreement.
(a)The Credit Agreement is being amended and the Borrower is obtaining a Revolving Commitment Increase pursuant to the Amendment as set forth therein (the Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”).

(b)Each of the undersigned parties hereby assigns, pledges and grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a continuing security interest in all of its right, title and interest in and/or to the Collateral of such party to secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations of such party. Such security interest shall be governed in all respects by all of the terms contained in the Collateral Agreement.

(c)Each of the undersigned hereby agrees, with respect to each Loan Document to which it is a party:
i.all of its obligations, liabilities and indebtedness under such Loan Document shall remain in full force and effect on a continuous basis regardless of the effectiveness of the Amendment; and

ii.all of the Liens and security interests in the Collateral created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for its obligations, liabilities and indebtedness under the Amended Credit Agreement and the Collateral Agreement.

(d)This Acknowledgment and Confirmation shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

(e)THIS ACKNOWLEDGMENT AND CONFIRMATION AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ACKNOWLEDGMENT AND CONFIRMATION SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(f)This Acknowledgment and Confirmation may be executed by one or more of the parties to this Acknowledgment and Confirmation on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Acknowledgment and Confirmation by email or facsimile transmission (or other electronic transmission) shall be effective as delivery of a manually executed counterpart hereof.

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Exhibit 10.1

IN WITNESS WHEREOF, each of the undersigned has caused this Acknowledgment and Confirmation to be duly executed and delivered as of the date first written above.

BLUE BIRD CORPORATION

By:

Name:

Title:

BLUE BIRD BODY COMPANY

By:

Name:

Title:

SCHOOL BUS HOLDINGS INC.

By:

Name:

Title:

PEACH COUNTY HOLDINGS, INC.

By:

Name:

Title:

BLUE BIRD GLOBAL CORPORATION

By:

Name:

Title:

Exhibit 10.1

EXHIBIT A

See attached

Exhibit 10.1

Schedule 2.01

Commitments

LENDER	Original Revolving Commitments	Incremental Revolving Commitment	Total Revolving Commitments	Initial Term Commitments	Supplemental Term Commitments	Total Term Loan Commitments
BANK OF MONTREAL	$15,436,241.62	$7,718,120.81	$23,154,362.43	$26,136,170.26	$4,427,588.12	$30,563,758.38
REGIONS BANK	$14,429,530.20	$7,214,765.10	$21,644,295.30	$23,931,914.87	$4,638,554.93	$28,570,469.80
FIFTH THIRD BANK, NATIONAL ASSOCIATION	$14,429,530.20	$6,045,480.18	$20,475,010.38	$23,931,914.87	$4,638,554.93	$28,570,469.80
BANK OF AMERICA, N.A.	$9,731,543.62	$4,865,771.81	$14,597,315.43	$14,485,106.39	$4,783,349.99	$19,268,456.38
BANK OF THE WEST	$0.00	$0.00	$0.00	$14,485,106.39	$4,783,349.99	$19,268,456.38
SANTANDER BANK, N.A.	$9,731,543.62	$4,865,771.81	$14,597,315.43	$12,595,744.66	$6,672,711.72	$19,268,456.38
TRUIST BANK (F/K/A BRANCH BANKING AND TRUST COMPANY)	$5,704,698.00	$8,000,000.00	$13,704,698.00	$8,502,127.65	$2,793,174.35	$11,295,302.00
CAPITAL ONE, NATIONAL ASSOCIATION	$10,237,390.47	$0.00	$10,237,390.47	$0.00	$9,302,013.42	$9,302,013.42
JPMORGAN CHASE BANK	$9,731,543.62	$0.00	$9,731,543.62	$14,485,106.39	$4,783,349.99	$19,268,456.38
RENASANT BANK	$4,192,139.73	$2,096,069.87	$6,288,209.60	$0.00	$0.00	$0.00
SYNOVUS FINANCIAL CORP	$4,194,630.87	$0.00	$4,194,630.87	$6,297,872.36	$2,007,496.77	$8,305,369.13
CIBC BANK USA	$2,181,208.05	$1,090,604.03	$3,271,812.08	$3,148,936.16	$1,169,855.79	$4,318,791.95
TOTAL	$100,000,000.00	$41,896,583.60	$141,896,583.60	$148,000,000.00	$50,000,000.00	$198,000,000.00